EMPLOYERS REINSURANCE CORPORATION

                                  WHOLE ACCOUNT
                      AGGREGATE EXCESS OF LOSS RETROCESSION
                              REINSURANCE AGREEMENT



ARTICLE                                                                     PAGE
-------                                                                     ----

 1        BUSINESS COVERED                                                     2
 2        TERM                                                                 2
 3        EXTENDED EXPIRATION                                                  3
 4        TERRITORIAL SCOPE                                                    3
 5        EXCLUSIONS                                                           3
 6        AGGREGATE RETENTION                                                  4
 7        COVERAGE LAYERS                                                      4
 8        AGGREGATE LIMIT                                                      4
 9        CO-PARTICIPATION                                                     5
10        DEFINITIONS                                                          5
11        NET RETAINED LINES                                                  10
12        REINSURANCE PREMIUMS                                                10
13        INITIAL REINSURANCE MARGIN                                          13
14        ADDITIONAL REINSURANCE MARGIN                                       14
15        CEDING COMMISSION                                                   14
16        CURRENCY                                                            15
17        TAXES                                                               15
18        ACCOUNTS AND REPORTS                                                15
19        LOSS CESSIONS AND SETTLEMENTS                                       16
20        FUNDS WITHHELD PROFIT SHARING ACCOUNT                               17
21        INTEREST CREDIT                                                     17
22        EXCESS OF POLICY LIMITS                                             18
23        EXTRA CONTRACTUAL OBLIGATIONS                                       18
24        OFFSET                                                              19
25        COMMUTATION                                                         19
26        PROFIT SHARING                                                      20
27        CHANGE IN ADMINISTRATIVE PRACTICES                                  20
28        ERRORS AND OMISSIONS                                                21
29        ACCESS TO RECORDS                                                   21
30        INSOLVENCY                                                          21
31        ARBITRATION                                                         22
32        SECURITY                                                            23
33        GOVERNING LAW                                                       27
34        INTERMEDIARY                                                        27
35        ALTERATIONS                                                         27
36        INTERESTS AND LIABILITIES                                           27
37        PARTIES TO THIS AGREEMENT                                           28

                                  WHOLE ACCOUNT
                      AGGREGATE EXCESS OF LOSS RETROCESSION
                              REINSURANCE AGREEMENT

                  (hereinafter referred to as the "Agreement")


                                    issued to

                        EMPLOYERS REINSURANCE CORPORATION
                              Overland Park, Kansas

                   (hereinafter referred to as the "Company")

                                       by

                UNDERWRITERS REINSURANCE COMPANY (BARBADOS) INC.
                     Rockley, Christ Church, Barbados, W.I.

                  (hereinafter referred to as the "Reinsurer")



                                    ARTICLE 1
                                    ---------

BUSINESS COVERED
----------------

In consideration of the payment of premium and subject to the terms, conditions, and limitations of this Agreement, This Agreement is to indemnify the Company with respect to the Subject Ultimate Net Losses which may accrue to the Company as a result of losses occurring and claims made during the Term, all as per underlying policies and binders of insurance, facultative certificates and programs of Reinsurance Agreements (hereinafter referred to as "Subject
Business") as respects all classes of business underwritten by the Company, including the six 2001 accident year whole account aggregate excess of loss coverages written by the Company in respect of the Company's Affiliated Companies, all subject to the terms, conditions, and exclusions of this Agreement.


                                    ARTICLE 2
                                    ---------

TERM
----

This Agreement shall apply to losses occurring and claims made during the period commencing on January 1, 2001 and expiring on December 31, 2001, both days inclusive, Local Standard Time at the place where the loss occurs or the claim is made.

                                    ARTICLE 3
                                    ---------

EXTENDED EXPIRATION
-------------------

Should this Agreement expire while a Property Catastrophe Loss covered hereunder is in progress, the Reinsurer shall be responsible for the Property Catastrophe Loss in progress in the same manner and to the same extent it would have been responsible had the Agreement expired the day following the conclusion of the loss in progress, provided that no part of the Property Catastrophe Loss is claimed against any renewal of this Agreement.


                                    ARTICLE 4
                                    ---------

TERRITORIAL SCOPE
-----------------

The territorial limits of this Agreement shall be identical with those of the Subject Business.


                                    ARTICLE 5
                                    ---------

EXCLUSIONS
----------

This Agreement shall not apply to and specifically excludes:

A.       Nuclear Incident, in accordance with the following clauses:

         1. Nuclear Incident Exclusion Clause - Liability - Reinsurance - U.S.A. (BRMA 35A), attached hereto;

         2.     Nuclear  Incident  Exclusion   Clause   -   Physical   Damage  -
                Reinsurance - U.S.A. (BRMA 35B), attached hereto;

B. Nuclear Energy Risks, in accordance with the Nuclear Energy Risks Exclusion Clause (BRMA 34B) attached hereto;

C.       War  Risks,  in  accordance  with  the   War  Risks   Exclusion  Clause
         (Reinsurance) (BRMA 56B) attached hereto;

D.       Insolvency

E.       Financial Guaranty;

F.       Pools, Associations and Syndicates.

G. All Credit Business with the exception of trade credit business routinely underwritten by GE Frankona.

H. The G.E. Re reinsurance assumption from the Farmers Group shall be excluded from all Company and Affiliated Company calculations hereon.


                                    ARTICLE 6
                                    ---------

AGGREGATE RETENTION
-------------------

The Aggregate Retention shall be X% of the Subject Net Earned Premium ("SNEP") for the Term of this Agreement.


                                    ARTICLE 7
                                    ---------

COVERAGE LAYERS
---------------

Layer 1 - Coverage for Layer 1 shall equal X% of Subject Net Earned Premium excess of the Aggregate Retention as per Article 6.

Layer 2 - Coverage for Layer 2 shall equal X% of Subject Net Earned Premium excess of X% of Subject Net Earned Premium.

Layer 3 - Coverage for Layer 3 shall equal X% of Subject Net Earned Premium excess of X% of Subject Net Earned Premium.

Layer 4 - Coverage for Layer 4 shall equal X% of Subject Net Earned Premium excess of X% of Subject Net Earned Premium.

Layer 5 - Coverage for Layer 5 shall equal X% of Subject Net Earned Premium excess of X% of Subject Net Earned Premium

Layer 6 - Coverage for Layer 6 shall equal X% of Subject Net Earned Premium excess of X% of Subject Net Earned Premium.


                                    ARTICLE 8
                                    ---------

AGGREGATE LIMIT
---------------

The Aggregate Limit for this Agreement shall be X% of Subject Net Earned Premium, subject to a maximum dollar Aggregate Limit of $X million.

                                    ARTICLE 9
                                    ---------

CO-PARTICIPATION
----------------

Should the Subject Net Earned Premium exceed $X million, the Company shall retain a co-participation for all amounts calculated in Article 7, and Article 8.

The co-participation shall equal:

1.00 minus (X million divided by actual Subject Net Earned Premium)


                                   ARTICLE 10
                                   ----------

DEFINITIONS
-----------

Affiliated Companies - Affiliated Companies shall mean Coregis, GE Frankona, First Specialty, GE Re, Medical Protective and Westport.

Allocated Loss Adjustment Expense - Allocated Loss Adjustment Expense as used in this Agreement shall mean all expenditures by the Company made in connection with the disposition of a claim, loss or legal proceeding including but not limited to expenses of salvage and subrogation and legal expenses of litigation, investigation, negotiation, cost of bonds, court costs, Statutory Penalties, Prejudgment Interest or Delayed Damages and post-judgment interest. Allocated Loss Adjustment Expenses shall also include the Company's defense costs and legal expenses incurred in direct connection with legal actions, including but not limited to declaratory judgment actions, brought by any party to determine the Company's defense and/or indemnification obligations that are allocable only to policies and claims subject to this Agreement. Any declaratory judgment action expenses shall be deemed to have been fully incurred on the same date as the original claim (if any) giving rise to the action. Allocated Loss Adjustment Expense(s) shall also include legal expenses, including such expenses related to declaratory judgment actions, incurred in connection with Extra Contractual Obligations and Loss In Excess Of Original Policy Limits.

Allocated Loss Adjustment Expenses shall not include the Company's office expenses and salaries of employees of the Company, except: 1) payments to attorneys on the Company's staff who are engaged in the investigation, litigation or settlement of claims, suits, legal proceedings or losses reinsured under this Agreement; 2) when the Company uses its own employees or officials, including claims personnel and engineers to settle losses, the Company shall be permitted to include a pro rata share of expenses incurred by and salaries related to such employees and officials, including claim personnel and engineers.

The Company warrants that Allocation of Loss Adjustment Expenses will remain consistent while the Agreement is in force and/or the Reinsurer is at risk.

Determination of Exceeding Plan - Determination of Exceeding Plan shall mean the following: The Company and all of its Affiliated Companies will be deemed to exceed Plan when the sum of the "Excess Non-Property Catastrophe Ultimate Net Loss" for the combined Company and all of its Affiliated Companies exceeds $X million in the aggregate.

The Company and all of its Affiliated Companies will be deemed to be at or below Plan when the sum of the "Excess Non-Property Catastrophe Ultimate Net Loss" for the combined Company and all of its Affiliated Companies is equal to or less than $X million in the aggregate.

Excess  Non-Property   Catastrophe  Ultimate  Net  Loss  -  Excess  Non-Property
Catastrophe Ultimate Net Loss for each individual company shall be determined by subtracting the lesser of a) or b), from c).

a)       the actual Non-Property Catastrophe Ultimate Net Loss, or
b)       the Plan Non-Property Catastrophe Ultimate Net Loss
c)       the   actual  Non-Property  Catastrophe  Ultimate  Net  Loss  for  each individual company.

The actual Non-Property Catastrophe Ultimate Net Loss for each company shall equal the actual Non-Property Catastrophe Ultimate Net Loss Ratio multiplied by the actual Net Earned Premium for that Company.

Plan Non-Property Catastrophe Ultimate Net Loss for each company shall equal the Non-Property Catastrophe Plan Ultimate Net Loss ratios in the table below multiplied by the actual Net Earned Premium for that company.

                                                  Non-Property
           Company and                          Catastrophe Plan
         Affiliated Companies               Ultimate Net Loss Ratios
         --------------------               ------------------------

         ERC                                         X%
         GE Re                                       X%
         GE Frankona                                 X%
         Medical Protective                          X%
         Westport                                    X%
         Coregis                                     X%
         First Specialty                             X%

If there are individual companies that comprise the above table listings, then such individual company breakdown shall be used in lieu of the table listings and consolidated figures above.

Net Earned Premium - Net Earned Premium shall mean the combined net earned premium for both the Company and its Affiliated Companies for the Term, estimated to be $X million. Net Earned Premium shall be net of premiums paid for all inuring reinsurances except for the premiums paid to the Company for the six 2001 accident year whole account aggregate excess of loss reinsurances for the Affiliated Companies. Both assumed and ceded reinstatement premiums of the Company and its Affiliated Companies shall be included in the calculation of Net Earned Premium.

Prejudgment Interest or Delayed Damages - The term Prejudgment Interest or Delayed Damages shall mean interest or damages added to a settlement, verdict, award, or judgment based on the amount of time prior to the settlement, verdict, award or judgment whether or not made part of the settlement, verdict, award, or judgment.

Property Catastrophe Loss - Property Catastrophe Loss as used in this Agreement shall mean property losses recorded by the Company and/or Affiliated Companies which involve two or more original policies as issued by the Company and/or Affiliated Companies and that, in respect of USA events, are assigned a "PCS Number" by Property Claims Services, or in respect of events other than USA, are designated by Sigma as property catastrophes.

Property Catastrophe Ultimate Net Loss Limitation - The Property Catastrophe Ultimate Net Loss Limitation shall equal:

         X% of the Net Earned Premium of the combined Company and its Affiliated Companies, subject to a maximum of $X million, less;

         all Non-Property Catastrophe Ultimate Net Losses in respect of the combined Company and its Affiliated Companies in excess of X% of the Net Earned Premium of the combined Company and its Affiliated
         Companies (such product estimated at $X million) to the extent such Non-Property Catastrophe Ultimate Net Losses can be ceded to this Agreement.

This limitation operates as a Subject Ultimate Net Loss priority for coverage whereby Non-Property Catastrophe Subject Ultimate Net Loss has priority of coverage over Property Catastrophe Ultimate Net Loss. This limitation shall only apply when the sum of Property Catastrophe Ultimate Net Losses plus Non-Property Catastrophe Ultimate Net Loss for the combined Company and its Affiliated Companies results in Subject Ultimate Net Losses for the Company in excess of the sum of the Retention and Aggregate Limit hereon.

Should Property Catastrophe Ultimate Net Losses in excess of the $X million plan for the combined Company and its Affiliated Companies, when added to Non-Property Catastrophe Ultimate Net Losses for the combined Company and its Affiliated Companies, result in Subject Ultimate Net Losses for the Company in excess of the sum of the Retention and the Aggregate Limit, the ERC Company Property Catastrophe Ultimate Net Losses shall be eliminated first giving priority to the Affiliated Companies Property Catastrophe Ultimate Net Losses for Property Catastrophe Ultimate Net Losses.

Property Catastrophe Ultimate Net Loss for Underlying Six 2001 Accident Year Whole Account Aggregate Excess of Loss Coverages - The Company shall include Property Catastrophe Ultimate Net Loss Limitations within each of the property exposed 2001 accident year whole account aggregate excess of loss coverages written by the Company for the Affiliated Companies, with such limitations equal to the respective sum of:


a) budgeted catastrophe Ultimate Net Loss for the Affiliated Company in question, plus

b) the aggregate limit of the Stop Loss Coverage written by the Company for the Affiliated Company in question (e.g., for GE Frankona, Property Catastrophe Ultimate Net Loss is limited to $X million, for GE Re $X million).

The sum of Plan Property Catastrophe Ultimate Net Losses for all Affiliated Companies is equal to $X million.

Affiliated         Stop Loss Limit      Plan Property           Property Cat UNL
Company           ($000's)              Cat UNL                 Loss Limitation
-------           --------              -------                 ---------------

GE Re              $X                        $X                         $X
Frankona           $X                        $X                         $X
Med Pro            $X                        $X                         $X
Westport           $X                        $X                         $X
Coregis            $X                        $X                         $X
First Specialty    $X                        $X                         $X

Affiliated Company Total                     $X


Statutory Penalties - The term "Statutory Penalties" shall mean fines imposed by statutes or laws.

Subject Net Earned Premium - "Subject Net Earned Premium" shall mean the net earned premium of the Company during the Term of this Agreement, net of the premium paid for all other reinsurances which inure to the benefit of this Agreement (but not net of the premium payable to the Reinsurer under this Agreement).

Subject Net Earned Premium is estimated to be $X million.

Subject Net Earned Premium shall include all premium except for the premium from the six 2001 accident year whole account aggregate excess of loss coverages written by the Company for the Company's Affiliated Companies.

Both assumed and ceded reinstatement premiums of the Company shall be included in the calculation of Subject Net Earned Premium.

Subject Ultimate Net Loss - "Subject Ultimate Net Loss" shall mean the aggregate sum of amounts paid or payable by the Company on its Ultimate Net Losses (including ultimate net loss in respect of the six assumed 2001 accident year aggregate excess of loss coverages written by the Company in respect of the Affiliated Companies) in settlement of losses, including Allocated Loss
Adjustment Expenses, in respect of Business Covered during the Term, plus reserves for outstanding losses and Allocated Loss Adjustment Expenses, including reserves for incurred but not reported claims, X% of liability for Loss in excess of Original Policy Limits and X% of liability for Extra Contractual Obligations emanating from underlying contracts of the Company's clients.

Subject Ultimate Net Loss shall be net of inuring reinsurances, whether collectible or not, and also net of all salvages and recoveries to be credited to the Company's Subject Ultimate Net Loss; provided, however, that in the event of the insolvency of the Company, payment by the Reinsurer shall be made in accordance with the provisions of the Insolvency Article.

Nothing herein shall be construed to mean that losses under this Agreement are not recoverable until the Company's Subject Ultimate Net Loss has been ascertained.

Expected Subject Ultimate Net Loss is estimated to be $X million.

Ultimate Net Loss - "Ultimate Net Loss" shall mean the aggregate sum of amounts paid or payable in the settlement of losses and Allocated Loss Adjustment Expenses by the Company and its Affiliated Companies on their net retained liability, excluding, for the Company, the Ultimate Net Loss in respect of the 2001 accident year whole account aggregate excess of loss coverages written by the Company for the Affiliated Companies.

The combined Ultimate Net Loss of the Company and its Affiliated Companies is estimated to be $X million.

2001 Accident Year Whole Account Excess of Loss Coverages Written by the Company for the Affiliated Companies:

The Underlying Aggregate Limit and Retention (to be calculated by multiplying the Ultimate Loss Ratio Aggregate Retention times the actual Net Earned Premium) for the excess of loss coverage for each Affiliated Company shall be as follows:

                                                                Ultimate Net
                                    Amounts in ($000's)         Loss Ratio
Affiliated Company                  Aggregate Limit          Aggregate Retention
------------------                  ---------------          -------------------

GE Re                                     X                          X%
GE Frankona                               X                          X%
Medical Protective                        X                          X%
Westport                                  X                          X%
Coregis                                   X                          X%
First Specialty                           X                          X%


                                   ARTICLE 11
                                   ----------

NET RETAINED LINES
------------------

This Agreement applies only to that portion of any policy which the Company retains net for its own account, and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Agreement attaches, only loss or losses in respect of that portion of any policy which the Company retains net for its own account shall be included.

The amount of the Reinsurer's liability under this Agreement in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts which may have become due from such other reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.


                                   ARTICLE 12
                                   ----------

REINSURANCE PREMIUMS
--------------------

Reinsurance Layer Premiums - The Company shall pay to the Reinsurer, via credit to the Funds Withheld Profit Sharing Account, at January 1, 2001, the following Reinsurance Layer Premiums:

Layer 1 - Layer 1 Reinsurance Premium shall equal X% of Subject Net Earned Premium, subject to a maximum amount of $X million.

Layer 2 - Layer 2 Reinsurance Premium shall equal X% of Subject Ultimate Net Loss ceded to Layer 2, subject to a maximum Layer 2 Reinsurance Premium of X% of Subject Net Earned Premium.

Layer 3 - Layer 3 Reinsurance Premium shall equal X% of Subject Ultimate Net Loss ceded to Layer 3, subject to a maximum Layer 3 Reinsurance Premium of X% (X point X percent) of Subject Net Earned Premium.

Layer 4 - Layer 4 Reinsurance Premium shall equal X% of Subject Ultimate Net Loss ceded to Layer 4, subject to a maximum Layer 4 Reinsurance Premium of X% of Subject Net Earned Premium.

Layer 5 - If the Company and all of its Affiliated Companies exceed Plan, as per the Determination of Exceeding Plan definition in Article 10 of this Agreement, then Layer 5 Reinsurance Premium shall equal X% of Subject Ultimate Net Loss ceded to Layer 5, subject to a maximum Layer 5 Reinsurance Premium of X% of Subject Net Earned Premium.

If the Company and all of its Affiliated Companies are at or below Plan, as per the Determination of Exceeding Plan definition in Article 10 of this Agreement, then Layer 5 Reinsurance Premium shall equal X% of Subject Ultimate Net Loss ceded to Layer 5, subject to a maximum Layer 5 Reinsurance Premium of X% of Subject Net Earned Premium.

Layer 6 - Layer 6 Reinsurance Premium shall equal X% of Subject Ultimate Net Loss ceded to Layer 6, subject to a maximum Layer 6 Reinsurance Premium of X% of Subject Net Earned Premium.

All Reinsurance Layer Premiums shall be calculated quarterly, 60 (sixty) days in arrears from the end of each calendar quarter. All Reinsurance Layer Premiums shall be deemed credited to the Funds Withheld Account at January 1, 2001.
Interest due on such amounts will be calculated at the rate specified in the Interest Credit clause, from January 1, 2001 until and including the date on which such Reinsurance Layer Premiums are actually credited. Such interest will then be added to the Funds Withheld Profit Sharing Account.

Property Catastrophe Additional Premiums - The Property Catastrophe Additional Premiums only apply if Plan is exceeded as per this Agreement. If Plan is exceeded, as per the Definition of Exceeding Plan in Article 10 of this Agreement, then the Company shall pay to the Reinsurer a Property Catastrophe Additional Premium, by credit to the Funds Withheld Profit Sharing Account, at January 1, 2001. Interest due on such amounts will be calculated at the rate specified in the Interest Credit clause, from January 1, 2001 until the date on which such premiums are actually credited. Such interest will then be added to the Funds Withheld Profit Sharing Account.

Property Catastrophe Additional Premium shall equal the sum of the results of applying the rates to the values in the following tables:

1.  ERC Company Only

         Subject Property Cat.UNL
         in excess of $X million
          for ERC, in millions                Property Cat         Gross Maximum
                                                Additional           Additional
                           Up to and             Premium               Premium
          From             Including               Rate             In $Millions
         -----             ---------           -----------          ------------

         $X       to          $X                    X%                    $X
         $X       to          $X                    X%                    $X
         $X       to          $X                    X%                    $X
         $X       to          $X                    X%                    $X
         $X       to          $X                    X%                    $X
         $X       to          $X                    X%                    $X

         Maximum Premium                                                  $X



plus

2.         Affiliated Companies

              Property Cat. UNL
            in excess of $X million
          for all Affiliated Companies        Property Cat
                in $ millions                    Maximum
                                               Additional           Additional
                             Up to and          Premium              Premium
           From              Including            Rate             In $ Millions
          -----              ---------          --------           -------------


          $X       to          $X                  X%                   $X
          $X       to          $X                  X%                   $X
          $X       to          $X                  X%                   $X

          $X       to          $X                  X%                   $X
          $X       to          $X                  X%                   $X
          $X       to          $X                  X%                   $X

         Maximum Premium                                                $X

The amounts of Property Catastrophe Ultimate Net Losses shall, for purposes of the above tables, only include such Property Catastrophe Ultimate Net Losses in excess of respective plan Property Catastrophe Ultimate Net Losses that are not excluded from Ultimate Net Losses as a result of the Property Catastrophe Ultimate Net Loss Limitation provision of this Agreement.

For the purposes of applying the Property Catastrophe Additional Premium rates, should Property Catastrophe Ultimate Net Losses in excess of the $X million plan for the combined Company and its Affiliated Companies, when added to Non-Property Catastrophe Subject Ultimate Net Losses, exceed the Aggregate
Limit, the ERC Company Property Catastrophe Ultimate Net Losses shall be eliminated first giving priority to the Affiliated Companies Property Catastrophe Ultimate Net Losses for Property Catastrophe Ultimate Net Losses and the Property Catastrophe Premium table.

Property Catastrophe Premiums shall be calculated quarterly, 60 (sixty) days in arrears from each calendar quarter end. Property Catastrophe Premiums shall be deemed credited to the Funds Withheld Account at January 1, 2001. Interest due on such amounts will be calculated at the rate specified in the Interest Credit clause, from January 1, 2001 until the date on which such premiums are actually credited. Such interest will then be added to the Funds Withheld Profit Sharing Account.

Non-Property Catastrophe Ultimate Net Loss Premiums - The Company shall pay to the Reinsurer, via credit to the Funds Withheld Profit Sharing Account, at January 1, 2001, a Non-Property Catastrophe Ultimate Net Loss Premium equal to the result of applying actual Non-Property Catastrophe Ultimate Net Losses in excess of the plan Non-Property Catastrophe Ultimate Net Losses in respect of GE Frankona only, against the rates in the table below.

Plan Non-Property Catastrophe Ultimate Net Loss shall equal X% of GE Frankona's underlying Net Earned Premium (which is estimated to equal $X million). GE
Frankona's Net Earned Premium shall be gross of premiums in respect of their 2001 accident year whole account aggregate excess of loss coverage with the Company, but net of all other inuring reinsurances.

      Extra Non-Property Cat
        Ultimate Net Loss                   Gross
    above the GE Frankona Plan           Incremental
          from-to                          Premium            Gross Premium
         In Millions                        Rate               In Millions
    --------------------------            ----------          -------------

     $X       to       $X                         X%                    $X
     $X       to       $X                         X%                    $X
     $X       to       $X                         X%                    $X
     $X       to       $X                         X%                    $X
     $X       to       $X                         X%                    $X

     $X       to       $X                         X%                    $X

                  Total Maximum                                         $X

Non-Property Catastrophe Ultimate Net Loss Premiums shall be calculated quarterly, 60 (sixty) days in arrears from each calendar quarter end. Non-Property Catastrophe Ultimate Net Loss Premiums, if any, shall be deemed credited to the Funds Withheld Account at January 1, 2001. Interest due on such amounts will be calculated at the rate specified in the Interest Credit clause, from January 1, 2001 until the date on which such premiums are actually credited. Such interest will then be added to the Funds Withheld Profit Sharing Account.

Special Return Premium - If ceded Subject Ultimate Net Loss is less than $X then the Company is entitled to request and receive a Special Return Premium. The Special Return Premium may not be less than X.

The Special Return Premium is payable upon the final settlement of ceded Subject Ultimate Net Loss or Commutation, whichever occurs earlier. The Special Return Premium is payable from the Funds Withheld Profit Sharing Account until depleted and thereafter from other funds of the Reinsurer.

The Special Return Premium shall equal the result of subtracting: a) the product of X% of ceded Subject Ultimate Net Loss, from b) the result of aggregate Reinsurance Premiums less Ceding Commissions due hereon less the Initial Reinsurance Margin, less the Additional Reinsurance Margin.




                                   ARTICLE 13
                                   ----------

INITIAL REINSURANCE MARGIN
--------------------------

The Company shall pay the Reinsurer an Initial Margin equal to the greater of X% of Layer 1 Reinsurance Premium or $X on January 1, 2001.

Additional Reinsurance Margin shall be deducted from the Funds Withheld Profit Sharing Account as of January 1, 2001, and paid to the Reinsurer.

Interest due on Initial Margin will be calculated at the rate specified in the Interest Credit clause, from January 1, 2001 until the date on which such Initial Margin is actually paid. Such interest will then be paid to the Reinsurer.

                                   ARTICLE 14
                                   ----------

ADDITIONAL REINSURANCE MARGIN
-----------------------------

The Company shall pay the Reinsurer an annual Additional Reinsurance Margin equal to the result of multiplying X basis points times the amount which ceded outstanding Subject Ultimate Net Loss exceeds the Funds Withheld Profit Sharing Account at each respective calendar year end, for each calendar year end until this Agreement is Commuted. Such Additional Reinsurance Margin shall be paid by March 31st of each succeeding year.

All Subject Ultimate Net Loss ceded under this Agreement shall be deemed ceded in the 2001 calendar year for purposes of calculating Additional Reinsurance Margin.

Additional Reinsurance Margin shall be deducted from the Funds Withheld Profit Sharing Account as of January 1, 2001, and paid to the Reinsurer at the time such Additional Reinsurance Margin is determined.

Interest due on Additional Reinsurance Margin will be calculated at the rate specified in the Interest Credit clause, from January 1, 2001 until the date on which such Additional Reinsurance Margin is actually paid. Such interest will then be paid to the Reinsurer.



                                   ARTICLE 15
                                   ----------

CEDING COMMISSION
-----------------

The Reinsurer shall allow the Company a Ceding Commission equal to X% of Reinsurance Layer Premiums, X% of Property Catastrophe Premiums and X% of Non-Property Catastrophe Ultimate Net Loss Premiums. The Company shall allow the Reinsurer return commission on return premiums at the same rate of X%.

Ceding Commission shall be debited to the Funds Withheld Profit Sharing Account as respective Premiums are credited.



                                   ARTICLE 16
                                   ----------

CURRENCY
--------

Whenever the word "Dollars" or the sign "$" appears in this Agreement, they shall be construed to mean United States Dollars and all transactions under this Agreement shall be in United States Dollars.

Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the actual rate of exchange on the date such transaction is entered into the books of the Company.

                                   ARTICLE 17
                                   ----------

TAXES
-----

A. In consideration of the terms under which this Agreement is issued, the Company undertakes not to claim any deduction of the premium hereon when making Canadian tax returns or when making tax returns, other than income or profit tax returns, to any state or territory of the United States of America or to the District of Columbia.

B. The Company shall be responsible for any and all Federal Excise Tax arising out of this Agreement. Such Federal Excise Tax shall not be considered premium or impact the Funds Withheld Profit Sharing Account hereon.


                                   ARTICLE 18
                                   ----------
ACCOUNTS AND REPORTS
--------------------

Starting with the calendar quarter ending December 31, 2001, within 60 (sixty) days following the end of each calendar quarter, the Company shall report to the Reinsurer the actual amount of the following items. Reports shall continue until final settlement of all losses or Commutation, in accordance with Article XVIII.

A.       Loss and Subject Premium

         1.     Ultimate Net  Loss, for  the Company and each Affiliated Company
         2.     Subject Ultimate Net Loss for the Company
         3. Non-Property Catastrophe Ultimate Net Loss, for the Company and each Affiliated Company
         4. Property Catastrophe Ultimate Net Loss, for the Company and each Affiliated Company
         5.     Net Earned Premium for the Company and each Affiliated Company
         6.     Subject Net Earned Premium for the Company.

         For each of 1 through 6 above dealing with Ultimate Net Losses, both paid amounts and total incurred amounts are to be reported.

B.       Reinsurance Premiums

         1.     Reinsurance Layer Premiums
         2.     Property Catastrophe Premiums
         3.     Non-Property Catastrophe Subject Ultimate Net Loss Premiums

                                   ARTICLE 19
                                   ----------

LOSS CESSIONS AND SETTLEMENTS
-----------------------------

Loss Cessions - The Company has the right to not cede any Subject Ultimate Net Loss under this Agreement. However, should the Company choose to cede Subject Ultimate Net Loss herein, it must fully cede all Subject Ultimate Net Loss or cede Subject Ultimate Net Loss in accordance with the following paragraph in respect of Business Covered.

The Company shall have the unilateral right to elect partial cession of ceded Subject Ultimate Net Loss under this Agreement, up to a cumulative amount of partial cession equal to X% of ceded Subject Ultimate Net Loss. Such cession shall be on pro rata basis in respect of Subject Ultimate Net Loss in excess of the Retention. Any cession or cumulative cession of Subject Ultimate Net Loss in excess of X% of Subject Ultimate Net Loss shall require the cession of X% of Subject Ultimate Net Loss.

Loss Settlements - Settlement of Subject Ultimate Net Loss paid in excess of the Retention shall be made by the Reinsurer to the Company quarterly within 30 (thirty) days of receipt of the report by the Reinsurer or 90 (ninety) days after the end of the quarter, whichever occurs later. Settlement shall be made first from the Funds Withheld Profit Sharing Account until depleted, and thereafter from other funds of the Reinsurer, subject to the Aggregate Limit.

In the event of a material commutation or lump sum or structured settlement of any agreement by the Company which results in the payment of ceded Subject Ultimate Net Loss prior to the time required had such event not occurred, then the Subject Ultimate Net Loss, Retention and ceded Subject Ultimate Net Loss shall be determined as if such event had not occurred.

For purposes of this provision, any one commutation or lump sum or structured settlement event or aggregate of these events which accumulate to actual payments totaling $X million or greater shall be deemed to be material.

The analysis to determine the Subject Ultimate Net Loss, Retention, ceded Subject Ultimate Net Loss and payout pattern which would have occurred will be calculated by the Company and be subject to the Reinsurer's agreement. If the Reinsurer does not agree with the Company's calculations, then the analysis will be performed by an independent actuarial firm which is mutually acceptable to both parties. Both parties will equally bear the costs of such analysis and the results of such analysis shall be binding in determining the Subject Ultimate Net Loss, Retention, ceded Subject Ultimate Net Loss and payout pattern.


                                   ARTICLE 20
                                   ----------

FUNDS WITHHELD PROFIT SHARING ACCOUNT
-------------------------------------

The Company shall maintain a Funds Withheld Profit Sharing Account comprised of following cumulative amounts:

1.       Reinsurance Layer Premiums; plus

2.       Property Catastrophe Premiums; plus

3.       Non-Property Catastrophe Ultimate Net Loss Premiums; less

4.       Special Return Premiums; less

5.       Reinsurer's Margin; less

6.       Additional Reinsurance Margin, less

7.       Ceded Subject Ultimate Net Loss when due from the Reinsurer; less

8.       Ceding Commission when due from the Reinsurer; less

9.       Commutation settlement; plus

10.      Interest Credit.

The Company shall calculate and report the balance of the Funds Withheld Profit Sharing Account to the Reinsurer within 60 (sixty) days from the end of each calendar quarter.


                                   ARTICLE 21
                                   ----------
INTEREST CREDIT
---------------

At the end of each calendar quarter, the Company shall credit the Funds Withheld Profit Sharing Account with an Interest Credit determined by multiplying the average daily balance of the Funds Withheld Profit Sharing Account during the calendar quarter by X% to achieve an effective X% annual yield.

The Interest Credit shall continue even in the event of the Company's rehabilitation, liquidation, insolvency, or any combination of these events.

                                   ARTICLE 22
                                   ----------

EXCESS OF POLICY LIMITS
-----------------------

A. This Agreement shall protect the Company, within the limits hereof, for X% of loss in excess of the limit of its original Reinsurance Agreements and insurance policies, such loss in excess of the limit having been incurred because of failure by it to settle within the Reinsurance Agreement or insurance policy limit or by reason of alleged or actual negligence or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

         However, this Article shall not apply where the loss has been incurred due to fraud by a member of the board of directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense, or settlement of any claim covered hereunder.

         For the purposes of this Article, the word "loss" shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original Reinsurance Agreement or insurance policy.

B. This Agreement shall protect the Company for X% of its share of loss in excess of policy limits emanating from the underlying policies or contracts attaching to the Company's Reinsurance Agreements or insurance policies, subject to the terms, conditions, and limitations of this Agreement.


                                   ARTICLE 23
                                   ----------

EXTRA CONTRACTUAL OBLIGATIONS
-----------------------------

A. This Agreement shall protect the Company, within the limits hereof, for X% of any Extra Contractual Obligations. The term "Extra Contractual Obligations" is defined as those liabilities not covered under any other provision of the Company's original Reinsurance Agreements and insurance policies and which arise from the handling of any claim on Business Covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Reinsurance Agreement or insurance policy limit, or by reason of alleged or actual negligence or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

         The date on which any Extra Contractual Obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original loss event.

         However, this Article shall not apply where the loss has been incurred due to fraud by a member of the board of directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

B. This Agreement shall protect the Company for X% of its share of Extra Contractual Obligations emanating from the underlying policies or contracts attaching to the Company's Reinsurance Agreements or insurance policies, subject to the terms, conditions, and limitations of this Agreement.

                                   ARTICLE 24
                                   ----------

OFFSET
------

The Company or the Reinsurer may offset any balance or balances due from one party to another under the terms of this Agreement only. Balances due include, but are not limited to, Reinsurance Layer Premiums, Property Catastrophe Premiums, Non-Property Catastrophe Ultimate Net Loss Premium, Special Return Premiums, Ceding Commissions, Interest Credit or on account of ceded Subject Ultimate Net Losses paid, or otherwise any amounts due from one party to the other party hereto under the terms of this Agreement. This provision shall not be affected by the insolvency of either party to this Agreement.


                                   ARTICLE 25
                                   ----------

COMMUTATION
-----------

A. The Company shall have the sole option to fully commute this Agreement at any calendar quarter end after the expiration of the Term of this Agreement. Upon the Company's election to commute, the Reinsurer shall pay to the Company the lesser of:

         1. The existing value of the Funds Withheld Profit Sharing Account as of the Commutation date; or

         2. The present value of ceded Subject Ultimate Net Loss outstanding as of the Commutation date, as determined by the Company.

         Such payment, together with any Profit Sharing payment, shall constitute a full and final settlement of all liability under this Agreement, and the Reinsurer will thereby be released from all current and future liability under this Agreement.

B. The Company shall also have the right to elect Partial Commutation at any calendar quarter end after the expiration of the Term of this Agreement, up to a cumulative Commutation of X% of ceded Subject Ultimate Net Loss. Upon the Company's election of Partial Commutation, the Reinsurer shall pay the lesser of:

         1. The existing value of the Funds Withheld Profit Sharing Account, calculated on a pro rated basis, as of the Partial Commutation date; or

         2.     The  present  value  of   ceded   Subject   Ultimate   Net  Loss
                outstanding, calculated on a pro rated basis, as determined by the Company.

         Cumulative Partial Commutation in excess of X% of ceded Subject Ultimate Net Loss shall require the Commutation of X% of ceded Subject Ultimate Net Loss.

C. Commutation payments in accordance with this Article shall be deducted from the Funds Withheld Profit Sharing Account.

                                   ARTICLE 26
                                   ----------

PROFIT SHARING
--------------

The Reinsurer shall pay to the Company, by debit to the Funds Withheld Profit Sharing Account, X% of the residual balance, if any, of the Funds Withheld Profit Sharing Account upon final payment of ceded Subject Ultimate Net Loss and/or payment of amounts as calculated under the Commutation article. Payment of Profit Sharing shall constitute a full and final settlement of any liability under this Agreement and the Reinsurer shall be released from all current and future liability under this Agreement.


                                   ARTICLE 27
                                   ----------

CHANGE IN ADMINISTRATIVE PRACTICES
----------------------------------

The Company agrees not to materially change its claims handling procedures, or procedures for payment of claims, in any manner from that in effect at the inception of this Agreement, such changes which materially affect this Agreement or the obligations of the parties hereunder, unless the Company has received the prior written approval of the Reinsurer to such changes pursuant to the provisions of this Article, such approval not to be unreasonably withheld.

In the event the Company changes its claims handling procedures, or procedures for payment of claims, the Company shall notify the Reinsurer in writing of such changes and give the Reinsurer the opportunity to review such changes and determine whether any revisions are required to this Agreement. In the event the Reinsurer determines that this Agreement needs to be revised and the Company and the Reinsurer fail to agree on acceptable changes within 60 (sixty) days of such determination, an independent actuarial firm shall be hired to determine the impact of such changes and required revisions to this Agreement to maintain the economics had such changes not occurred.

Furthermore, in the event of an administrative or claims handling practice of any insurance contract or other arrangement by the Company with one or more of its insureds or reinsureds which will have the effect, in the opinion of the Reinsurer, of a material change in the anticipated settlement pattern of losses hereunder, then for purposes of settlement hereunder, losses related to such policies shall be reported as though such change or arrangement had not occurred. Such determination shall be made with the concurrence of both parties hereto, subject to an independent actuarial analysis if agreement cannot be reached. The cost of any such actuarial work as hereinabove specified shall be shared equally by both parties.

                                   ARTICLE 28
                                   ----------

ERRORS AND OMISSIONS
--------------------

Any inadvertent delay, omission or error shall not be held to reliever either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, providing such delay, omission or error is rectified promptly upon discovery.


                                   ARTICLE 29
                                   ----------

ACCESS TO RECORDS
-----------------

The Company shall place at the disposal of the Reinsurer at all reasonable times, and the Reinsurer shall have the right to inspect, through its authorized representatives, all books, records, and papers of the Company in connection with any reinsurance hereunder, or claims in connection herewith.


                                   ARTICLE 30
                                   ----------

INSOLVENCY
----------

A. In the event of the insolvency of the Company, reinsurance under this Agreement shall be payable by the Reinsurer (on the basis of the liability of the Company under the policy or policies reinsured without diminution because of the insolvency of the Reinsurer) to the Company or to its liquidator, receiver, or statutory successor, except as provided by section 4118A of the New York insurance law or except:

         1) Where the Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company; and

         2) Where the Reinsurer, with the consent of the direct insured or insureds, has assumed such policy obligations of the Company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Company to such payees.

B. It is agreed, however, that the liquidator or receiver or statutory successor of the insolvent Company shall give written notice to the Reinsurer of the pendency of a claim against the insolvent Company on the policy or policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that, during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its liquidator or receiver or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

C. Should the Company go into liquidation or should a receiver be appointed, the Reinsurer shall be entitled to deduct from any sums, which may be or may become due to the Company under this Agreement, any sums which are due to the Reinsurer by the Company under this Agreement and which are payable at a fixed or stated date, as well as any other sums due the Reinsurer which are permitted to be offset under applicable law.


                                   ARTICLE 31
                                   ----------


ARBITRATION
-----------

A. All disputes between the parties arising out of or in connection with this agreement including formation and validity and whether arising during or after the period of this agreement shall be referred to an arbitration tribunal ( the tribunal ) in the manner set out below.

B. The tribunal shall, unless the parties agree otherwise, consist of persons ( including those who have retired ) with not less than 10 years experience of international insurance or reinsurance business as persons engaged in such business or advising such business in a professional capacity.

C. Unless the parties agree upon a single arbitrator within 30 days of one receiving a written request from the other for arbitration, the claimant ( the party requesting arbitration ) shall appoint their arbitrator ( the first arbitrator ) and shall give written notice thereof to the other party ( the respondent ). Within 30 days of receiving such notice, the respondent shall appoint their arbitrator ( the second arbitrator ) and give written notice to the claimant failing which the claimant may apply to the appointor named below to appoint the second arbitrator.

D. Once appointed the first and second arbitrators shall within 30 days of the appointment of the second arbitrator appoint a third arbitrator. Should they fail to do so then either of them or of the parties may apply to the appointor for the appointment of the third arbitrator. However appointed the third arbitrator shall be chairman.

E. Upon acceptance of the appointment by the third arbitrator the tribunal shall be constituted. The three arbitrators shall decide by majority.

F. If an arbitrator, subsequent to their appointment is unwilling or unable to act a new arbitrator shall be appointed to replace them by the procedure set out in this Article.

G. Unless otherwise extended or ordered by the tribunal within 15 days of the appointment of the third arbitrator each party shall submit its case to the tribunal within 45 days of the appointment of the third arbitrator.

H. The tribunal shall not be bound by the formal rules of evidence. The tribunal shall have power to fix all procedural rules relating to the conduct of the arbitration.

I. The tribunal shall reach its decision by reference to the customs and usages of the international insurance and reinsurance business and shall apply the proper law as stated in the schedule, as the proper law of this agreement. In the event of conflict or dispute between the customs and usages and the proper law, the customs and usages shall prevail.

J. The tribunal shall within 60 days of reaching its decision of the arbitration issue to the parties its written and reasoned award. The award shall be final and binding on the parties who covenant to carry out the same. If either of the parties should fail to carry out the award the other may apply for its enforcement to a court of competent jurisdiction in any territory in which the party in default are domiciled or have assets or carries on business.

K. All costs of the arbitration shall be at the discretion of the tribunal who may direct to and by whom and in what manner they shall be paid.

L. The seat of the arbitration shall be New York City, USA, unless some other place is mutually agreed upon by the Company and Reinsurer.

M. This article shall be construed as a separate and independent contract between the parties hereto.


                                    ARTICE 32
                                    ---------


SECURITY
--------

Security: Upon the Company's written request, the Reinsurer shall provide security to the Company for its obligations to the Company in excess of the balance of the Funds Withheld Account by providing access to funds held in Trust or Letters of Credit for the benefit of the Company, in accordance with the provisions set forth in this Article, or by providing any other form of security that would permit the Company to take credit for the reinsurance ceded hereunder.

1.       Letter of Credit:
         -----------------

        (a) Upon the written request of the Company, the Reinsurer agrees that it will be the applicant for and provide the Company with a Letter or Letters of Credit, in a form acceptable to the Company and in conformity with Regulation 133 (11 NYCRR 79) of the New York Insurance Department, in an amount no less than the Reinsurer's remaining liability to the Company, as determined by the Company, to secure the obligations of the Reinsurer to the Company under this Agreement. The actual cost of such Letter(s) of Credit, if any, shall be borne by the Company, subject to a maximum amount of X basis points per annum.

         (b) The Reinsurer and the Company agree that the Letter(s) of Credit provided by the Reinsurer pursuant to the provisions of this Agreement may be drawn upon at any time, notwithstanding any other provisions in this Agreement, and shall be utilized by the Company or any successor by operation of law of the Company including, without limitation, any liquidator, rehabilitator, receiver, or conservator of the Company only for one or more of the following purposes:

               (i) to reimburse the Company for the Reinsurer's share of premiums returned to the owners of policies reinsured under this Agreement, on account of cancellations of such policies;

               (ii) to reimburse the Company for the Reinsurer's share of surrenders and benefits or losses paid by the Company pursuant to the provisions of the policies reinsured under this Agreement;

               (iii) to fund an account with the Company in an amount at least equal to the deduction, for reinsurance ceded, from the Company's liabilities for reinsurance ceded under this Agreement. Such amount shall include, but not be limited to, amounts for policy reserves, reserves for claims and losses incurred (including losses incurred but not reported), reserves for loss adjustment expenses and reserves for unearned premiums; and

               (iv) to pay any other amounts the Company claims are due under this Agreement.

               All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

        (c) Should amounts be held pursuant to (b)(iii) above, then the Company shall pay interest at the Prime Rate on such funds as may be held from time to time.

        (d) Should any amounts drawn down on the Letters of Credit be in excess of the actual amounts required for (b)(i), (b)(ii), or (b)
               (iii) above, or should any amounts subsequently be determined not to be due under (b)(iv) above, then such excess amounts and amounts not due shall be returned to the Reinsurer forthwith and the Company shall pay interest at the Prime Rate on such funds from the date they were drawn down to the date they are returned.

        (e)    Any  interest calculated pursuant to the provisions of paragraphs
               (c) and (d) above shall be offset against any other obligations of the Reinsurer.

2.       Trust Funds:
         ------------

         (a)   Upon  the  written  request of  the  Company  for  Security,  the
               Reinsurer may at its option provide funds in Trust for the benefit of the Company as an alternative or supplement to Letter(s) of Credit. Any such Trust Funds shall be held in accordance with New York Insurance Department Regulation 114 (11 NYCRR 126), as amended. The actual cost of such Trust Funds, if any, shall be borne by the Company, subject to a maximum cost of X basis points per annum.

         (b) The assets deposited in the trust account shall be valued, according to their current fair market value, and shall consist only of cash (United States legal tender), certificates of deposit (issued by a United States bank and payable in United States legal tender), and investments of the types specified in paragraphs (1), (2), (3), (8) and (10) of subsection (a) of
               Section 1404 of the New York Insurance Law, provided that such investments are issued by an institution that is not the parent, subsidiary, or affiliate of either the Reinsurer or the Company.

         (c) Prior to depositing assets into the Trust account, the Reinsurer shall execute assignments, endorsements in blank, or transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the Company, or the trustee upon the direction of the Company, may whenever necessary negotiate any such assets without consent or signature from the Reinsurer or any other entity.

         (d) All settlements of account between the Company and the Reinsurer shall be made in cash or its equivalent.

         (e) The Reinsurer and the Company agree that the assets in the Trust account, established by the Reinsurer pursuant to the provisions of this Agreement, may be withdrawn by the Company at any time, notwithstanding any other provisions in this Agreement, and shall be utilized and applied by the Company or any successor by operation of law of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company only for one or more of the following purposes:

               (i) to reimburse the Company for the Reinsurer's share of premiums returned to the owners of policies reinsured under this Agreement, on account of cancellations of such policies;

               (ii) to reimburse the Company for the Reinsurer's share of surrenders and benefits or losses paid by the Company pursuant to the provisions of the policies reinsured under this Agreement;

               (iii) to fund an account with the Company in an amount at least equal to the deduction, for reinsurance ceded, from the Company's liabilities for reinsurance ceded under this Agreement. Such amount shall include, but not be limited to, amounts for policy reserves, reserves for claims and losses incurred ( including losses incurred but not reported), reserves for loss adjustment expenses and reserves for unearned premiums; and

               (iv) to pay any other amounts the Company claims are due under this Agreement.

               All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

         (f) The Company shall give the Reinsurer the right to seek approval from the Company to withdraw from the aforementioned Trust account all or any part of the assets contained therein and transfer such assets to the Reinsurer, provided:

                (i) the Reinsurer shall at the time of such withdrawal, replace the withdrawn assets with other qualified assets having a market value equal to the market value of the assets withdrawn so as to maintain at all times the deposit in the required amount, or

               (ii) after such withdrawal and transfer, the market value of the Trust account is no less than X percent of the required amount.

         (g) Should amounts be held pursuant to (e)(iii) above, then the Company shall pay interest at the Prime Rate on such funds as may be held from time to time.

         (h) Should any amounts withdrawn from the Trust account be in excess of the actual amounts required for (e)(i), (e)(ii), or (e)(iii) above, or should any amounts subsequently be determined not to be due under (e)(iv) above, then such excess amounts and amounts not due shall be returned to the Reinsurer forthwith and the Company shall pay interest at the Prime Rate on such funds from the date they were withdrawn to the date they are returned.

                (i) Any interest calculated pursuant to the provisions of paragraphs (g) and (h) above shall be offset against any other obligations of the Reinsurer.

3. Other Forms of Security: The Reinsurer may, at its option, as an alternative or supplement to Letter(s) of Credit and Trust Funds, provide security in any other form that would permit the Company to take credit for the reinsurance ceded hereunder. Any such other form of security shall be in accordance with New York Insurance Department regulations. The actual cost of such other form(s) of security shall be borne by the Company, subject to a maximum cost of X basis points per annum.

4. Prime Rates: Prime Rates shall be determined for each business day in New York City, and for non-business days shall equal the Prime Rate as determined for the most recent preceding business day. The PRIME RATES as published in The Wall Street Journal (Eastern Edition) shall be the primary source for the Prime Rates. If The Wall Street Journal does not publish such a rate for a business day, the Prime Rate shall be the maximum of the rates publicly announced by major banks in New York City as their "Prime Rates" applicable to such day.

                                   ARTICLE 33
                                   ----------

GOVERNING LAW
-------------

This Agreement shall be governed as to performance, administration, and interpretation by the laws of the State of New York, exclusive of the rules with respect to conflicts of law, and except as to rules with respect to credit for reinsurance in which case the rules of all applicable states shall apply. Notwithstanding the foregoing, however, this Article does not govern or affect in any way the basis for any decision or award of an arbitration panel acting pursuant to the Article XXIII.

                                   ARTICLE 34
                                   ----------

INTERMEDIARY
------------

Pegasus Advisors - Towers Perrin Reinsurance is hereby recognized as the Intermediary negotiating this Treaty for all business hereunder. All communications (including but not limited to notices, statements, premium, return premium, commissions, taxes, losses, allocated loss adjustment expense, salvages and loss settlements) relating hereto shall be transmitted to the Company or the Reinsurer through Pegasus Advisors - Towers Perrin Reinsurance, Forestal Centre, 175 Powder Forest Drive, Weatogue, CT 06089. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.


                                   ARTICLE 35
                                   ----------

ALTERATIONS
-----------

This Agreement may be altered in any of its terms and conditions by an addendum signed by the parties which shall be regarded as an integral part of this Agreement.


                                   ARTICLE 36
                                   ----------

INTERESTS & LIABILITIES
-----------------------

The interests and liabilities of the Company and the Affiliated Companies are joint and not several.




                                   ARTICLE 37
                                   ----------

PARTIES TO THIS AGREEMENT
-------------------------

This Agreement shall be binding upon all successors, assignees and transferees of the parties to this Agreement, provided, however, that neither this Agreement nor any rights or obligations under this Agreement may be assigned or transferred to by any party without the prior written consent of the other party.

                       INTERESTS AND LIABILITIES AGREEMENT

                                     To the

                                  WHOLE ACCOUNT
                      AGGREGATE EXCESS OF LOSS RETROCESSION
                              REINSURANCE AGREEMENT
                            Effective January 1, 2001

            (hereinafter referred to as the "Reinsurance Agreement")

                                     between

                        EMPLOYERS REINSURANCE CORPORATION

                   (hereinafter referred to as the "Company")

                                       and

                UNDERWRITERS REINSURANCE COMPANY (BARBADOS) INC.

            (hereinafter referred to as the "Subscribing Reinsurer")





It is hereby mutually agreed that the Subscribing Reinsurer shall have a X% share in the interests and liabilities as set forth in the captioned Reinsurance Agreement. The share of the Subscribing Reinsurer shall be separate and apart from the shares of the other reinsurers and shall not be joint with those of the other reinsurers and the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.


In  Witness  Whereof,   the  parties  hereto  have  caused  this  Interests  and
Liabilities Agreement to be signed in triplicate by their duly authorized representatives.


Signed this   27   day of  September, 2001,
For and on behalf of Employers Reinsurance Corporation

By:           Jeffrey J. Cooper
         ------------------------

Title:            Vice President
         ------------------------

Signed this   24th   day of  September, 2001,
For and on behalf of Scandinavian Reinsurance Company Ltd.

By:          Mary Ann Gonsales
          -----------------------

Title:       Managing Director
          -----------------------